Exhibit 5.1

Michael C. McCormick
CORPORATE COMPLIANCE OFFICER, ASSOCIATE GENERAL COUNSEL and ASSISTANT SECRETARY

651 293 4142	370 WABASHA STREET NORTH
651 293 2573	ST. PAUL, MN 55102-1390
mike.mccormick@ecolab.com

30 April 2013

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

Re: Ecolab Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Corporate Compliance Officer, Associate General Counsel and Assistant Secretary of Ecolab Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the sale of shares of the Company’s Common Stock, $1.00 par value per share (the “Secondary Shares”), from time to time by certain stockholders of the Company named in the Registration Statement (as defined below) (the “Selling Stockholders”) pursuant to Rule 415 of the General Rule and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, I or attorneys under my supervision have examined and relied upon the following: (i) the registration statement on Form S-3 (the “Registration Statement”) filed on December 10, 2012 by the Company with the Securities and Exchange Commission (the “Commission”), (ii) the Restated Certificate of Incorporation of the Company, as currently in effect, (iii) the By-Laws of the Company, as currently in effect, and (iv) certain resolutions of the Company’s Board of Directors relating to the Secondary Shares and related matters. I or attorneys under my supervision have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, I or attorneys under my supervision have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.  I or attorneys under my supervision have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts relevant to the opinion expressed herein which I or attorneys under my supervision did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon and subject to the foregoing, I am of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

In giving the foregoing opinion, I do not express any opinion as to the laws of any jurisdiction other that the corporate laws of the State of Delaware and the federal laws of the United States of America to the extent referred to specifically herein, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.  The Secondary Shares may be sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the Act and the rules and regulations of the Commission promulgated thereunder, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

I hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus supplement to the Registration Statement filed on April 30, 2013; however, this consent is not to be construed so as to include me within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/Michael C. McCormick
Michael C. McCormick
Corporate Compliance Officer,
Associate General Counsel and Assistant Secretary